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REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
CTI Group (Holdings), Inc.
Valley Forge, Pennsylvania

   We have audited the accompanying consolidated balance sheets of CTI GROUP (HOLDINGS), INC. AND SUBSIDIARIES as of March 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CTI GROUP (HOLDINGS), INC. AND SUBSIDIARIES at March 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                             ZELENKOFSKE AXELROD AND CO., CPA'S, INC.

Jenkintown, Pennsylvania
July 25, 1997, except for
  Note 14 as to which the
  date is August 11, 1997)